As filed with the Securities and Exchange Commission on August 11, 2009

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                -------------------------------------------------

                              ENGLOBAL CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

                      Nevada                                88-0322261
                      ------                                ----------
          (State or other jurisdiction of                (I.R.S. Employer
          incorporation or organization)                Identification No.)


     654 N. Sam Houston Parkway E., Suite 400
                  Houston, Texas                               77060
                  --------------                               -----
     (Address of principal executive offices)               (Zip Code)

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                               1998 INCENTIVE PLAN
                            (Full title of the plan)

               --------------------------------------------------

                Natalie S. Hairston                          Copy to:
             Chief Governance Officer                   Kathryn K. Lindauer
               ENGlobal Corporation                         Winstead PC
     654 N. Sam Houston Parkway E., Suite 400      401 Congress Ave., Suite 2100
               Houston, Texas 77060                     Austin, Texas 78701
(281) 878-1000 (Name, address and telephone number, including area code, of agent for service)

               --------------------------------------------------



Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
(Check one):

      Large accelerated filer  _____           Accelerated filer          X

      Non-accelerated filer    _____           Smaller reporting company  _____
  (Do not check if a smaller reporting company)

                                EXPLANATORY NOTE

     ENGlobal Corporation (the "Registrant") is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 24, 2005, Commission File No. 333-127803 (the "Prior Registration Statement"), with respect to shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), thereby registered for offer or sale pursuant to the Registrant's 1998 Incentive Plan (the "Prior Plan").

     The Prior Plan expired in June 2008. The Registrant adopted a new equity incentive plan, the ENGlobal Corporation 2009 Equity Incentive Plan (the "2009 Plan"), which replaced the Prior Plan as of June 18, 2009, the date the Registrant's stockholders approved the 2009 Plan. Subsequent to its expiration in June 2008, no awards were made under the Prior Plan, and no future awards will be made under the Prior Plan. As of the date of the Prior Plan's expiration, 484,000 shares of Common Stock originally registered under the Prior Registration Statement (the "Carryover Shares") remained available for offer and sale under the Prior Registration Statement. In accordance with the undertaking contained in the Prior Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Prior Registration Statement is being filed to deregister and remove the previously registered shares of Common Stock that remain unissued and unsold under the Prior Registration Statement, i.e., the Carryover Shares, as of the date hereof. Furthermore, as of July 15, 2009, 1,156,104 shares of Common Stock remained subject to outstanding awards previously granted under the Prior Plan (the "Prior Awards"). The Prior Registration Statement will remain in effect to cover the potential exercise of the Prior Awards. If the shares underlying the Prior Awards are not issued in connection with the Prior Plan, such as when a Prior Award is cancelled without being exercised, then, as of the date of such Prior Award's cancellation, those underlying shares will no longer be registered under the Prior Registration Statement.

     Contemporaneously with the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement, the Registrant is filing a Registration Statement on Form S-8 (the "Registration Statement") to register 433,125 of the Carryover Shares, which are now available for offer or sale pursuant to the 2009 Plan. The shares underlying any Prior Awards that are not issued in connection with the Prior Plan will not be registered under the Registration Statement.










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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on August 11, 2009:

                                               ENGLOBAL CORPORATION

                                               By: /s/ William A. Coskey
                                                   -----------------------------
                                                   William A. Coskey, P.E.
                                                   Chief Executive Officer and
                                                   Chairman of the Board

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Prior Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                        Capacity                       Date
       ---------                        --------                       ----

/s/ William A. Coskey          Chief Executive Officer and       August 11, 2009
-------------------------         Chairman of the Board
William A. Coskey, P.E.


/s/ Robert W. Raiford           Chief Financial Officer,         August 11, 2009
-------------------------               Treasurer
Robert W. Raiford


/s/ David W. Gent                       Director                 August 11, 2009
-------------------------
David W. Gent, P.E.


/s/ Randall B. Hale                     Director                 August 11, 2009
-------------------------
Randall B. Hale


/s/ David C. Roussel                    Director                 August 11, 2009
-------------------------
David C. Roussel





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

                                INDEX TO EXHIBITS


Exhibit   Description of Exhibit
-------   ----------------------

24.1 Power of Attorney (included on the signature page to the Prior Registration Statement (File No. 333-127803))